________________________________________________________________________________




                                   exh.10.23

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      AMONG

                              KOMAG, INCORPORATED,

                                BANKBOSTON, N.A.

                                    AS AGENT,

                           AND THE BANKS PARTY HERETO




________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I

    DEFINITIONS.............................................................. 1
    SECTION 1.1  DEFINED TERMS............................................... 1
    SECTION 1.2  OTHER DEFINITIONAL PROVISIONS............................... 9

ARTICLE II

    THE REVOLVING LOANS.....................................................  9
    SECTION 2.1  THE REVOLVING LOANS........................................  9
    SECTION 2.2  REPAYMENT.................................................. 13
    SECTION 2.3  INTEREST RATE AND PAYMENT DATES............................ 15
    SECTION 2.4  CONTINUATION AND CONVERSION OPTIONS........................ 16

ARTICLE III

    GENERAL PROVISIONS CONCERNING THE REVOLVING LOANS....................... 17
    SECTION 3.1  USE OF PROCEEDS............................................ 17
    SECTION 3.2  POST MATURITY INTEREST..................................... 17
    SECTION 3.3  COMPUTATION OF INTEREST.................................... 17
    SECTION 3.4  PAYMENTS................................................... 17
    SECTION 3.5  PAYMENT ON NON-BUSINESS DAYS............................... 17
    SECTION 3.6  REDUCED RETURN............................................. 18
    SECTION 3.7  INDEMNITIES................................................ 18
    SECTION 3.8  FUNDING SOURCES............................................ 19
    SECTION 3.9  INABILITY TO DETERMINE INTEREST RATE....................... 19
    SECTION 3.10  REQUIREMENTS OF LAW....................................... 20
    SECTION 3.11  ILLEGALITY................................................ 21
    SECTION 3.12  SUBSTITUTION OF BANKS..................................... 21

ARTICLE IV

    CONDITIONS OF LENDING................................................... 22
    SECTION 4.1  CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.... 22
    SECTION 4.2  CONDITIONS PRECEDENT TO EACH BORROWING..................... 23

ARTICLE V

    REPRESENTATIONS AND WARRANTIES.......................................... 24
    SECTION 5.1  REPRESENTATIONS AND WARRANTIES............................. 24

ARTICLE VI

       COVENANTS............................................................ 27
       SECTION 6.1  AFFIRMATIVE COVENANTS................................... 27
       SECTION 6.2  NEGATIVE COVENANTS...................................... 30

ARTICLE VII

       EVENTS OF DEFAULT.................................................... 34
       SECTION 7.1  EVENTS OF DEFAULT....................................... 34

ARTICLE VIII

       THE AGENT............................................................ 37
       SECTION 8.1  THE AGENT............................................... 37
       SECTION 8.2  DELEGATION OF DUTIES, ETC............................... 37
       SECTION 8.3  INDEMNIFICATION......................................... 38
       SECTION 8.4  EXCULPATORY PROVISIONS.................................. 38
       SECTION 8.5  KNOWLEDGE OF DEFAULT.................................... 39
       SECTION 8.6  THE AGENT IN ITS INDIVIDUAL CAPACITY.................... 39
       SECTION 8.7  PAYEE OF REVOLVING NOTE TREATED AS OWNER................ 40
       SECTION 8.8  RESIGNATION OR REMOVAL OF THE AGENT..................... 40

ARTICLE IX

       MISCELLANEOUS........................................................ 41
       SECTION 9.1  AMENDMENTS, ETC......................................... 41
       SECTION 9.2  NOTICES, ETC............................................ 42
       SECTION 9.3  RIGHT OF SETOFF......................................... 43
       SECTION 9.4  NO WAIVER; REMEDIES..................................... 43
       SECTION 9.5  COSTS AND EXPENSES...................................... 43
       SECTION 9.6  ASSIGNMENTS; PARTICIPATIONS............................. 44
       SECTION 9.7  EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW............ 45
       SECTION 9.8  CONSENT TO JURISDICTION; VENUE; THE AGENT FOR........... 45
                    SERVICE OF PROCESS
       SECTION 9.9   ENTIRE AGREEMENT....................................... 46
       SECTION 9.10  SEPARABILITY OF PROVISIONS............................. 46
       SECTION 9.11  EXECUTION IN COUNTERPARTS.............................. 46
       SECTION 9.12  SURVIVAL OF CERTAIN AGREEMENTS......................... 46
       SECTION 9.13  EFFECT OF AMENDMENT AND RESTATEMENT.................... 46
       SECTION 9.14  CERTAIN CLOSING DATE TRANSITIONAL MATTERS.............. 47

Exhibit A:        AMENDED AND RESTATED PROMISSORY NOTE
Exhibit B:        FORM OF BORROWING REQUEST
Schedule 1:       SCHEDULE OF COMMITMENTS
Schedule 2:       EXISTING LIENS AND SECURITY INTERESTS
Schedule 3:       SUBSIDIARIES AND CONSOLIDATED SUBSIDIARIES
Schedule 4:       BANK ORIGINAL AND CLOSING DATE PERCENTAGES

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT




         This Amended and Restated Credit Agreement (as amended, supplemented or modified from time to time after the date hereof, the "Agreement") dated as of June 20, 1997 is entered into among KOMAG, INCORPORATED, a Delaware corporation ("Borrower"), the banks from time to time party hereto, together with their respective successors and assigns (each a "Bank" and collectively the "Banks"), and BANKBOSTON, N.A., a national banking association ("BankBoston"), as agent for the Banks (in such capacity, the "Agent"). This Agreement amends and restates in its entirety that certain Credit Agreement (as amended, supplemented or modified prior to the date hereof, the "Prior Agreement") dated as of December 15, 1994 among Borrower, Wells Fargo Bank, National Association (the "Prior Agent"), and the banks party thereto. The parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                 "Agent": As set forth in the introductory paragraph of this Agreement.

                 "Aggregate Commitment": The sum of the Commitments as set forth on Schedule 1, as such amount may be reduced pursuant to Section 2.1(d) and as such Schedule may be revised from time to time according to the terms hereof.

                 "Agreement": As set forth in the introductory paragraph of this Agreement.

                 "Assignment Agreement": As set forth in Section 9.6(a).

                 "Bank" or "Banks": Those Banks set forth on Schedule 1, as such Schedule may be revised from time to time according to the terms hereof.

                 "Bank Affiliate": means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to vote 50% or more of the securities having ordinary voting power of the election of directors of such Person.

                 "BankBoston": As set forth in the introductory paragraph of this Agreement.

                 "Base Rate": The higher of (a) the annual rate of interest announced from time to time by the Agent at the Agent's Head Office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) funds brokers of recognized standing selected by the Agent.

                 "Base Rate Loan": A Revolving Loan that bears interest based on the Base Rate.

                 "Borrower": As set forth in the introductory paragraph of this Agreement.

                 "Borrowing": As defined in Section 2.1(a).

                 "Business Day": A day other than a Saturday, Sunday or a day on which commercial banks in California are authorized or required by law to close.

                 "Capital Lease": As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                 "Closing Date": The date when this Agreement becomes effective pursuant to Section 4.1.

                 "Closing Date Percentage": As defined in Section 9.14.

                 "Commitment": With respect to each Bank, the Commitment of such Bank to make Revolving Loans to Borrower pursuant to Article II up to, but not exceeding, at any time outstanding the amount or amounts referred to in Schedule 1, as such Schedule may be revised from time to time according to the terms hereof.

                 "Commitment Percentage": With respect to each Bank, the percentage equivalent of the ratio which such Bank's Commitment bears to the Aggregate Commitment, as specified in Schedule 1, as such Schedule may be revised from time to time according to the terms hereof.

                 "Consolidated   Capital":   At  any   date  of   determination,
Consolidated Funded Debt plus Consolidated Tangible Net Worth.

                 "Consolidated Funded Debt": At any date of determination, without duplication, all Debt (excluding minority interests) of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP which is for borrowed money including (a) contingent obligations with respect to "off balance sheet" or "synthetic" leases (i.e., leases where for tax purposes the lessee is treated as the owner of the leased property but for GAAP purposes the lease is treated as an operating lease and the lessor is treated as the owner of the leased property) and (b) securitizations, but in each such case only to the extent there is recourse to the Borrower in connection therewith and the amount of all such contingent obligations is in excess of $3,000,000. For the purpose of calculating the amount of Consolidated Funded Debt, Debt of the Borrower to its Consolidated Subsidiaries, Debt of the Borrower's Consolidated Subsidiaries to the Borrower and Debt of Consolidated Subsidiaries to other Consolidated Subsidiaries shall not be included in the calculation.

                 "Consolidated Subsidiary" or "Consolidated Subsidiaries": Any corporation or other Person more than fifty percent (50%) of the outstanding voting stock of which shall at the time be owned by Borrower or another Consolidated Subsidiary, excluding from this definition Asahi Komag Co., Ltd., a Japanese corporation.

                 "Consolidated   Tangible   Net   Worth":   At   any   date   of
determination, the excess of total assets over consolidated liabilities (excluding minority interests) of Borrower and its Consolidated Subsidiaries determined on a consolidated basis, excluding, however from the determination of total assets (a) all intangible assets, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization and research and product development costs but excluding deferred income taxes), (b) treasury stock, (c) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, and (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant corporation.

                 "Cut-Off Date": As set forth in Section 2.1(f).

                 "Dastek (M)": Dastek (M) SDN BHD, a Malaysian corporation.

                 "Debt": As applied to any Person, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument, and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

                 "DHC": Dastek Holding Company, a California corporation.

                 "Dollars" and "$": Dollars in lawful currency of the United States of America.

                 "Employee Benefit Plan": Any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

                 "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                 "ERISA Affiliate": As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) or (c) of the Internal Revenue Code, but excluding any Subsidiary or other Person that is not a Consolidated Subsidiary.

                 "Event of Default": As defined in Article VII.

                 "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as may be in effect from time to time.

                 "Interest Payment Date": As to any Base Rate Loan until payment in full, the Maturity Date and the last day of each December, March, June and September commencing on the first of such days to occur after a Base Rate Loan is made. As to any LIBOR Rate Loan with an Interest Period of thirty (30) days or less, the last day of such Interest Period and the Maturity Date, and as to any LIBOR Rate

Loan with an Interest Period in excess of thirty (30) days, (a) the last day of each December, March, June and September following the beginning of such Interest Period, (b) the last day of such Interest Period and (c) the Maturity Date.



                 "Interest Period":

                 With respect to any LIBOR Rate Loan:

                 (a) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such LIBOR Rate Loan and ending at least one (1) month, two (2) months, three (3) months, six (6) months, nine
(9) months, or twelve (12) months thereafter as selected by Borrower in the notice of Borrowing as provided in Section 2.1(b) or the notice of conversion as provided in Section 2.4 so long as the LIBOR Rate is quoted for such period in the London interbank market; and

                 (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending at least one (1) month, two (2) months, three (3) months, six (6) months, nine (9) months, or twelve (12) months thereafter as selected by Borrower in the notice of continuation as provided in Section 2.4 so long as the LIBOR Rate is quoted for such period in the London interbank market;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (i) if any Interest Period for a LIBOR Rate Loan would otherwise end on a day which is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless such next succeeding LIBOR Business Day falls in another calendar month, in which case that Interest Period shall end on the preceding LIBOR Business Day; and

                     (ii) there shall be no more than six (6) Interest Periods outstanding at any time.

                 "Internal Revenue Code": The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                 "LIBOR Business Day": A day which is a Business Day and on which dealings in Dollar deposits may be carried out in the London interbank market.

                 "LIBOR Rate": For each Interest Period (a) the rate of interest determined by the Agent at which deposits for the relevant Interest Period would be offered to the Agent or good quality U.S. Banks in the approximate amount of the relevant LIBOR Rate Loan for the Interest Period requested by Borrower in the

London interbank market selected by the Agent, upon request to the Agent by 11:00 A.M. (San Francisco time) on the day which is three (3) LIBOR Business Days prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate (but without duplication) of the rates, if any, (expressed as a decimal fraction) of reserve requirements in effect on the day which is three (3) LIBOR Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Agent quotes the rate to Borrower) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%).

                 "LIBOR Rate Loans": Revolving Loans hereunder at such time as they accrue interest at a rate based upon the LIBOR Rate.

                 "Lien": Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                 "Loan Documents": This Agreement, the Revolving Notes and other documents executed in connection with this Agreement and/or the Revolving Loans extended hereunder, including, without limitation, all amendments, waivers and consents relating thereto.

                 "Majority Banks": At any time when any Commitments remain outstanding, the Banks having Commitments equal to at least 51% of the Aggregate Commitment, and at any time after the termination of all Commitments, the Banks with outstanding Revolving Loans having an unpaid principal balance equal to at least 51% of all Revolving Loans outstanding.

                 "Material Adverse Effect": As defined in Section 5.1(f).

                 "Maturity Date": June 20, 2002, unless an extension shall occur under Section 2.1, in which case "Maturity Date" shall mean the amended Maturity Date resulting from such extension.

                 "Multiemployer  Plan":  A  "multiemployer  plan" as  defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

                 "Nondisclosure Agreement": Borrower's standard Nondisclosure Agreement in the form delivered to the Agent and the Banks.

                 "Original Percentage": As defined in Section 9.14.

                 "Pension Plan": Any employee plan which is subject to Section 412 of the Internal Revenue Code and which is maintained for employees of Borrower or any ERISA Affiliate of Borrower, other than a Multiemployer Plan.

                 "Permitted Liens": A lien, security interest, encumbrance or charge (a) for taxes, assessments, charges or claims of Borrower either not yet due or being contested in good faith by appropriate proceedings, (b) arising out of judgments or awards against Borrower with respect to which an appeal or other proceeding is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceedings or which is vacated or discharged within thirty (30) days after the termination of such stay, (c) materialmen's, mechanics', workers', repairmen's, employee's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith by appropriate proceedings,
(d) granted by Borrower to the Agent or Banks pursuant to this Agreement, (e) liens, deposits or pledges made to secure statutory obligations, workers' compensation claims, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of Borrower's business,
(f) purchase money security interests for property acquired, conditional sale agreements or other title retention agreements with respect to property acquired, provided, however, that no such security interest or agreement shall extend to any property other than such after-acquired property and proceeds, (g) refunding, refinancing or extension of the liens or security interests permitted in the foregoing clause not exceeding the principal amount of indebtedness so refunded, refinanced or extended at the time of the refunding, refinancing or extension thereof, and applying only to the same property theretofore subject to such lien or security interest, (h) liens existing on the date hereof and identified in Schedule 2 attached hereto or incurred with any refunding, refinancing or extension of any such indebtedness secured by such liens, provided that such refinancing, refunding or extension shall not increase the amount, as of the date of such refinancing, refunding or extension, secured by any such lien or security interest, (i) other liens securing Debt the principal amount of which shall not exceed $2,000,000, (j) liens in property of Asahi Komag Co., Ltd., a Japanese corporation, (k) liens taken by Borrower on its Subsidiaries, and (l) liens against DHC arising in conjunction with (i) loans from Asahi Glass Co., Ltd., or any of its affiliates, (ii) that certain Recapitalization Agreement dated as of March 1, 1993 among Asahi Glass Co., Ltd., Asahi Glass America, Inc., AGA Capital, Inc., Borrower, Dastek, Inc. and DHC and the other documents executed in connection therewith, and (iii) the purchase of claims of third parties by Borrower and Asahi Glass Co., Ltd. and/or its affiliates against DHC and Dastek (M).

                 "Person": An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                 "Potential Event of Default": A condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                 "Prior Agent": As set forth in the introductory paragraph of this Agreement.

                 "Prior Agreement": As set forth in the introductory paragraph of this Agreement.

                 "Regulation G, T, U and X": Regulations G, T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

                 "Revolving Loans": As defined in Section 2.1(a).

                 "Requirement": As defined in Section 3.6.

                 "Revolving Notes": As defined in Section 2.1(e).

                 "S.E.C.":  The United States Securities and Exchange Commission
and  any  successor   institution  or  body  which  performs  the  functions  or substantially all of the functions thereof.

                 "Subsidiary": A corporation or other Person of which at least fifty percent (50%) of the outstanding voting stock or profit interests shall at the time be owned by Borrower or another Subsidiary.

                 "Termination  Event":  (a) a  "Reportable  Event"  described in
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(1)(2) or 4068(f) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, (e) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment by the Pension Benefit Guaranty Corporation of a trustee to administer, any Pension Plan, or (f) the imposition of a lien pursuant to
Section 412(n) of the Internal Revenue Code.

                 "Transfer": As defined in Section 6.2(h).

         SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in the Revolving Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in the Revolving Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section
1.1 to the extent not defined, shall have the respective meanings given to them under GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP, except that foreign currency translation adjustments need not be included for purposes of determining Borrower's equity or net worth. If any changes in GAAP from those used in the preparation of the financial statements referred to in Section 5.1(e) ("GAAP Changes") hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of any of the financial covenants, standards or other terms or conditions found in this Agreement, the parties hereto agree to enter into negotiations to amend such provisions so as to reflect equitably such GAAP Changes with the desired result that the criteria for evaluating the financial condition and performance of Borrower and its Consolidated Subsidiaries shall be the same after such GAAP Changes as if such GAAP Changes had not been made.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                               THE REVOLVING LOANS

 .        SECTION 2.1  THE REVOLVING LOANS.

                 (a) The Aggregate Commitment. Each of the Banks severally agrees, on the terms and conditions hereinafter set forth, to make loans ("Revolving Loans") to Borrower from time to time during the period from the date hereof to and including the Maturity Date, pro rata in accordance with its Commitment Percentage, in the aggregate principal amount not to exceed at any one time outstanding its Commitment, as such amount may be reduced pursuant to
Section 2.1(d). Each borrowing under this Section (a "Borrowing") shall be in a minimum amount of

$1,000,000 and in an integral multiple of $100,000 above such amount for a Base Rate Loan and in a minimum amount of $1,000,000 and in an integral multiple of $500,000 above such amount for a LIBOR Rate Loan. Within the limits of each Commitment, Borrower may borrow, repay pursuant to Section 2.2(b) and reborrow under this Section, provided that at no time shall the aggregate principal amount of outstanding Revolving Loans exceed the Aggregate Commitment then in effect.

                 (b) Making the Revolving Loans. Borrower may borrow under the Aggregate Commitment on any Business Day if the Borrowing is to consist of a Base Rate Loan and on any LIBOR Business Day if the Borrowing is to consist of a LIBOR Rate Loan, provided that Borrower shall give the Agent irrevocable notice in the form of Exhibit B (which notice must be received by the Agent prior to 9:00 A.M., San Francisco time and which when received, will obligate Agent and Banks to fund at the interest rates quoted to Borrower by Agent for the applicable Borrowing) (i) three (3) LIBOR Business Days prior to the requested Borrowing date in the case of a LIBOR Rate Loan, and (ii) on or before the requested Borrowing date in the case of a Base Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a Base Rate Loan or a LIBOR Rate Loan, and (D) if the Revolving Loan is to be a LIBOR Rate Loan, the length of the Interest Period therefor. The Agent shall notify each Bank by telecopy of each Borrowing request promptly. Subject to the terms and conditions hereof, each Bank shall make immediately available funds available to the Agent not later than 12:00 P.M., San Francisco time, on such Borrowing date in an amount equal to the product of (A) its respective Commitment Percentage and (B) the aggregate principal amount of the Revolving Loan requested. The failure of any Bank to advance its Commitment Percentage of a requested Borrowing shall not relieve any other Bank of its obligation hereunder to advance its Commitment Percentage thereof, and neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make such advance. Unless the Agent shall have received prior notice from a Bank (which notice shall be given promptly by telecopy) that such Bank will not make available to the Agent such Bank's share of the Borrowing requested by Borrower, and provided that the Agent shall have given such Bank timely notice of the applicable Borrowing request in accordance with this Section, the Agent may assume that such Bank has made its share available to the Agent on the applicable Borrowing date and the Agent in reliance upon such assumption, may make available to Borrower on such Borrowing date an amount corresponding to such Bank's Commitment Percentage of the Borrowing made on such date. If and to the extent such Bank shall not have so made such share available to the Agent, such Bank and Borrower agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon at the interest rate applicable at the time to the subject Revolving Loans, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, and such Bank and Borrower agree to repay to the Agent forthwith on demand such out-of-pocket administrative and investigative expenses incurred by the Agent in connection with the Agent's reasonable efforts to obtain such payments. If such Bank shall repay to the Agent such corresponding amount, together with accrued interest, such amount so repaid shall constitute such Bank's Revolving Loan for purposes of this Agreement. Upon satisfaction of the applicable conditions set forth in this Section and in Article IV, the proceeds of all such Revolving Loans will then be made available to Borrower by the Agent by crediting the account of Borrower on the books of the Agent, or as otherwise directed by Borrower.

                     The notice of Borrowing may be given orally (including telephonically) or in writing (including telex or facsimile transmission) and any conflict regarding a notice or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined by the Agent's books and records. The Agent's failure to receive any written notice of a particular Borrowing shall not relieve Borrower of its obligation to repay the Borrowing made and to pay interest thereon. The Agent shall not incur any liability to Borrower in acting upon any notice of Borrowing which the Agent believes in good faith to have been given by a Person duly authorized to give such notice on behalf of Borrower.

                 (c) Facility Fee. Borrower agrees to pay to the Agent, for the pro rata benefit of the Banks in accordance with their respective Commitment Percentages, a facility fee based on the Aggregate Commitment at the following rates, each of which shall be calculated on the basis of a 360-day year for the actual days elapsed beginning on the Closing Date, payable in arrears at the end of each calendar quarter following the Closing Date. With respect to any fees payable by Borrower under this Section 2.1(c), Borrower shall be given credit by the Agent and the Banks for the amount of any fees paid in advance by Borrower under Section 2.01(c) of the Prior Agreement for any period of time after the Closing Date; provided, that the Agent shall not be required to extend such credit to the Borrower to the extent that the Banks do not promptly give such credit to the Borrower. Said rates shall be calculated quarterly based on Borrower's performance for the immediately preceding quarter for which Borrower has provided information to the Agent regarding the calculation of the rate and shall be effective five (5) Business Days following the Agent's receipt of such financial statements and the officer's certificate required to be delivered in connection therewith pursuant to Section 6.1(a); provided that if Borrower shall not have timely delivered its financial statements in accordance with Section 6.1(a) (after giving effect to any grace period set forth in Section 7.1(c)), then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Consolidated Funded Debt to Consolidated Capital is equal to or greater than .25 to 1.0.

                 If Borrower's Consolidated Funded Debt to Consolidated Capital is less than .15 to 1.0: 15 basis points per annum;

                 If Borrower's Consolidated Funded Debt to Consolidated Capital is equal to or greater than .15 to 1.0 but less than .25 to 1.0: 20 basis points per annum; and

                 If Borrower's Consolidated Funded Debt to Consolidated Capital is equal to or greater than .25 to 1.0: 25 basis points per annum.

                 (d) Reduction of the Aggregate Commitment. Borrower shall have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Aggregate Commitment, without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $5,000,000 thereof and that such reduction shall not reduce the Aggregate Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction. Such notice shall be irrevocable and such reduction shall not be reinstated. The Agent shall promptly inform the Banks by telecopy of receipt of said notice or notices.

                 (e) Revolving Notes. The Revolving Loans made by the Banks pursuant hereto shall be evidenced by promissory notes of Borrower, substantially in the form of Exhibit A, with appropriate insertions (the "Revolving Notes"), payable to the order of each Bank and representing the obligation of Borrower to pay the aggregate unpaid principal amounts of the Revolving Loans made by such Bank to Borrower, with interest thereon as prescribed in Section 2.3. Each Bank is hereby authorized to record in its respective books and records and on any exhibit annexed to its Revolving Notes, the date and amount of each Revolving Loan made by said Bank, and the date and amount of each payment of principal thereof, and in the case of LIBOR Rate Loans, the Interest Period and interest rate with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by said Bank to effect such recordation shall not affect Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, each Bank shall record such information on any exhibit annexed to and forming a part of such Revolving Note. Upon surrender of any Revolving Note at the office of Borrower by reason of any permitted assignment, transfer or other disposition of any Commitment or portion thereof, Borrower shall execute and deliver one or more new Revolving Notes of like tenor and of a like aggregate principal amount in the name of the designated holder or holders of such Commitment or portions thereof. Any such new Revolving Note shall thereafter be considered a Revolving Note under this Agreement. Any such new Revolving Note shall carry the rights to accrued and unpaid interest which were carried by the Revolving Note so exchanged so that neither gain nor loss of interest shall result from such event.

                  (f) Extension of Maturity Date. Notwithstanding anything to the contrary contained in this Agreement, the Maturity Date of the Commitments of the Banks may be extended for an additional one (1) year and for an additional one (1)
year on each anniversary date of the original Closing Date if Borrower, the Agent and the Banks agree in writing to said extension(s) on or before ten (10) days prior to each such anniversary date. Said extension(s) shall be evidenced by an executed amendment. Borrower shall submit an extension request (the
"Request") by delivering written notice thereof to the Agent, on or before forty-five (45) days prior to the earlier of (i) the date the Borrower files its Form 10-K Annual Report with the S.E.C. or (ii) one hundred and twenty (120) days after the end of the immediately preceding fiscal year of the Borrower, and the Agent shall notify each Bank of the Request promptly after the Agent's receipt thereof from Borrower. Not later than fifteen (15) days prior to each anniversary date (the "Cut-Off Date"), each Bank may in its sole discretion, by written notice to the Agent, agree to the extension of the then current Maturity Date with respect to its Commitment. In order for any extension of the then current Maturity Date to be effective, at least one (1) of the Banks must elect to extend, in which event the then current Maturity Date shall be extended with respect to the Commitments of the consenting Bank or Banks for the period set forth in the Request. The failure by any Bank to deliver an extension notice to the Agent on or prior to the Cut-Off Date shall be deemed notice that such Bank has declined to extend the then current Maturity Date, and a decision by any Bank whether or not to so extend shall be in its sole discretion. In the event that any of the Banks elects not to extend the Maturity Date (or are deemed to have declined to so extend), the Agent shall use reasonable efforts to find replacement banks (which can be one of the other Banks, if any). In such event, if a replacement bank is found the parties agree to execute and deliver such documentation as the Agent shall request to effectuate such replacement. If none of the Banks agree to extend and if such a replacement bank is not found, the Maturity Date shall not be extended with respect to the Commitment of any Bank. If BankBoston shall elect not to extend but at least one (1) other Bank shall extend, the agency duties of BankBoston shall be transferred to a continuing Bank upon expiration of BankBoston's Commitment. In connection with the making of any Request, Borrower shall provide to the Agent or any Bank or any prospective replacement bank any documents, instruments, records, information or access to management personnel that the Agent or such Bank or replacement bank may reasonably request.

                 (g) Agency and Upfront/Arrangement Fees. Borrower shall pay to the Agent, for its own account, an agency fee and an upfront/arrangement fee as agreed to separately between Borrower and Agent under Option C of that certain fee letter dated January 8, 1997 between Agent and Borrower, with said agency fee to be payable annually in advance on each anniversary of the Closing Date and said upfront/arrangement fee to be payable one time only on the Closing Date.

 .        SECTION 2.2  REPAYMENT.

                 (a) Mandatory Repayments. The aggregate principal amount of the Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. If at any time the aggregate principal amount of outstanding Revolving Loans exceeds the Aggregate Commitment then in effect, Borrower shall immediately repay the Revolving Loans in an amount equal to the excess.

                 (b) Optional Payment. Borrower may at its option repay the Revolving Loans, without penalty except as set forth in Section 3.7(b), in whole or in part, on any Business Day, prior to the Maturity Date, from time to time, provided the Agent shall have received from Borrower notice of any such payment at least one (1) Business Day prior to the date of the proposed payment if such date is not the last day of the then current Interest Period for each Revolving Loan being paid, in each case specifying the date and the amount of payment. For Base Rate Loans, each day shall be defined as and constitute an "Interest Period." Partial payments hereunder shall be in an aggregate principal amount of not less than the lesser of (i) $1,000,000 and in an integral multiple of $100,000 for a Revolving Loan consisting of a Base Rate Loan; (ii) $1,000,000 and in an integral multiple of $500,000 for a Revolving Loan consisting of a LIBOR Rate Loan; and (iii) the outstanding balance of the Revolving Loan being paid. The Agent shall promptly inform the Banks by telecopy of receipt of each such payment.

                 (c) Allocation of Payments. Prior to the occurrence of an Event of Default and acceleration of the Revolving Loans, all amounts received by the Agent on account of the Revolving Loans, except as set forth to the contrary in other Sections of this Agreement, shall be disbursed by the Agent to the Banks pro rata in accordance with their respective Commitment Percentages by wire transfer on the date of receipt if received by the Agent before 12:00 Noon or, if received later, by 12:00 Noon on the next succeeding Business Day, without further interest payable by the Agent. Following the occurrence of an Event of Default and acceleration of the Revolving Loans, all amounts received by the Agent on account of the Revolving Loans shall be disbursed by the Agent as follows:

                     (i) first, to the payment of expenses incurred by the Agent in the performance of its duties and enforcement of the rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees and court costs;

                     (ii) then, to the Banks, pro rata in accordance with their respective Commitment Percentages until all outstanding Revolving Loans and interest accrued thereon have been paid in full; and

                     (iii) then, to such Persons as may be legally entitled thereto.

                 (d) Sharing of Payments. Except where a provision of this Agreement provides for non-pro rata treatment, if any Bank shall receive and retain any payment, whether by setoff, application of the deposit balance or security, or otherwise, in respect of the Revolving Loans in excess of such Bank's Commitment

Percentage thereof, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Revolving Loans held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, however, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against the Revolving Loans held by such Bank, and only then to any other obligations of Borrower to such Bank.

         SECTION 2.3  INTEREST RATE AND PAYMENT DATES.

                 (a)  Payment  of  Interest.   Interest  with  respect  to  each
Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan. In no event shall interest on a Revolving Loan exceed the maximum rate permitted by applicable law.

                 (b) Base Rate Loans. Revolving Loans which are Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate from the date hereof through the Maturity Date. The Agent shall promptly notify Borrower and each Bank of the amount and the effective date of each adjustment in the Base Rate, provided that no failure or delay in giving any such notice shall affect or delay the making of any such adjustments or the obligation of Borrower to pay in a timely manner the interest due on such Revolving Loans.

                 (c) LIBOR Rate Loans. Revolving Loans which are LIBOR Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus an amount determined in accordance with following schedule:

                 If Borrower's Consolidated Funded Debt to Consolidated Capital is less than .15 to 1.0: 35 basis points;

                 If Borrower's Consolidated Funded Debt to Consolidated Capital is equal to or greater than .15 to 1.0 but less than .25 to 1.0: 42.5 basis points; and

                 If Borrower's Consolidated Funded Debt to Consolidated Capital is equal to or greater than .25 to 1.0: 50 basis points.

Said rates shall be calculated quarterly based on Borrower's performance for the immediately preceding quarter for which Borrower has provided information to the Agent regarding the calculation of the rate and shall be effective five (5) Business

Days following the Agent's receipt of such financial statements and the officer's certificate required to be delivered in connection therewith pursuant to Section 6.1(a); provided that if Borrower shall not have timely delivered its financial statements in accordance with Section 6.1(a) (after giving effect to any grace period set forth in Section 7.1(c)), then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Consolidated Funded Debt to Consolidated Capital is equal to or greater than .25 to 1.0 (said calculations shall apply to existing as well as new LIBOR Rate Loans).

         SECTION 2.4 CONTINUATION AND CONVERSION OPTIONS. Borrower may elect from time to time to convert outstanding Revolving Loans from Revolving Loans bearing interest at a rate determined by reference to one basis to Revolving Loans bearing interest at a rate determined by reference to an alternative basis if Borrower gives the Agent (a) at any time irrevocable notice of an election to convert LIBOR Rate Loans to Base Rate Loans and (b) at least three (3) LIBOR Business Days prior irrevocable notice of an election to convert Base Rate Loans to LIBOR Rate Loans, provided that any conversion of LIBOR Rate Loans to Base Rate Loans shall only be made on the last day of an Interest Period with respect thereto, and provided further that no Base Rate Loan may be converted to a LIBOR Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Borrower may elect from time to time to continue its outstanding LIBOR Rate Loans upon the expiration of the Interest Period(s) applicable thereto if Borrower gives to the Agent irrevocable notice of continuation of such a LIBOR Rate at least three (3) LIBOR Business Days prior to the expiration thereof and so long as an Event of Default or Potential Event of Default has not occurred and is not continuing. Each notice electing to convert or continue a Revolving Loan shall specify: (i) the proposed conversion/continuation date; (ii) the amount of the Revolving Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of a LIBOR Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made the Agent shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Agent with respect to outstanding LIBOR Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such LIBOR Rate Loans shall convert to Base Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding Revolving Loans may be converted or continued as provided herein, provided that partial conversions or continuations shall be in an aggregate principal amount of not less than (A) $1,000,000 and in an integral multiple of $100,000 for a Revolving Loan consisting of a Base Rate Loan; (B) $1,000,000 and in an integral multiple of $500,000 above such amount for a LIBOR Rate Loan; and (C) the outstanding balance of the Revolving Loan being converted or continued.

                                   ARTICLE III

                GENERAL PROVISIONS CONCERNING THE REVOLVING LOANS

         SECTION 3.1 USE OF PROCEEDS. The proceeds of the Revolving Loans hereunder shall be used by Borrower for general corporate purposes.

         SECTION 3.2 POST MATURITY INTEREST. Notwithstanding anything to the contrary contained in Section 2.3, if all or a portion of the principal amount of any of the Revolving Loans made hereunder or any interest accrued thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is equal to the greater of (a) two percent (2%) above the rate which would otherwise be applicable pursuant to Section 2.3 and (b) two percent (2%) above the Base Rate, from the date of such nonpayment until paid in full (after as well as before judgment), payable on demand. In addition, such Revolving Loan, if a LIBOR Rate Loan, shall be converted to a Base Rate Loan at the end of the then current Interest Period therefor.

         SECTION 3.3 COMPUTATION OF INTEREST.

                 (a) Calculations. Interest in respect of the Base Rate Loans shall be calculated on the basis of a 365-day year for the actual days elapsed. Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. Interest with respect of the LIBOR Rate Loans shall be calculated on the basis of a 360-day year for the actual days elapsed.

                 (b) Determination by the Agent. Each determination of an interest rate or fee by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Banks and Borrower in the absence of manifest error.

         SECTION 3.4 PAYMENTS. Borrower shall make each payment of principal, interest and fees referred to in Section 2.2 due from it hereunder and under the Revolving Notes, without setoff or counterclaim, not later than 12:00 P.M. (San Francisco time) on the day when due in lawful money of the United States of America to the Agent, on behalf of the Banks, at the office of the Agent designated from time to time in immediately available funds.

         SECTION 3.5 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Revolving Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.6 REDUCED RETURN. If any Bank shall have determined that any new or additional applicable law, regulation, rule or regulatory requirement (collectively in this Section 3.6, "Requirement") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by said Bank with any new or additional request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on said Bank's capital as a consequence of its Commitment and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration said Bank's policies with respect to capital adequacy) by an amount deemed by said Bank to be material (which amount shall be determined by said Bank's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within thirty (30) Business Days after written demand by said Bank, Borrower shall pay to the Agent on behalf of said Bank such additional amount or amounts as will compensate said Bank for such reduction. Notwithstanding the foregoing, no additional compensation will be required from Borrower under this Section 3.6 if the reason for said additional compensation was based solely on said Bank's failure to comply with any existing or new law, treaty, rule or regulation or requirement. In addition, said Bank shall promptly notify Borrower of any proposed request for compensation under this Section 3.6 and shall provide Borrower with reasonable support therefor. Any request by said Bank for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby.

         SECTION 3.7  INDEMNITIES.

                 (a) General. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold the Agent and the Banks, and the shareholders, officers, directors, employees and agents of same, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, reasonable attorneys' fees and costs (including. without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of (i) any proposed acquisition by Borrower or any of its Consolidated Subsidiaries of any Person or any securities (including a self-tender), (ii) this Agreement or any use of proceeds hereunder, or (iii) any claim, demand, action or cause of action being asserted against Borrower or any of its Consolidated Subsidiaries (collectively, the "Indemnified Liabilities"), provided that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought against any Person indemnified pursuant to this Section,
the  indemnified   Person  shall
notify Borrower of such claim or of the commencement of such action, suit or proceeding, and Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by Borrower and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of the outstanding Revolving Notes.

                 (b) Funding Losses. Borrower agrees to indemnify the Agent and the Banks and to hold the Agent and the Banks harmless from any loss or expense including, but not limited to, any such loss or expense arising from interest or fees payable by the Banks to lenders of funds obtained by them in order to maintain their LIBOR Rate Loans hereunder, which the Banks may sustain or incur as a consequence of (i) default by Borrower in payment of the principal amount of or interest on the LIBOR Rate Loans of the Banks, (ii) default by Borrower in making a conversion or continuation after Borrower has given a notice thereof,
(iii) default by Borrower in making any payment after Borrower has given a notice of payment or (iv) Borrower making any payment of a LIBOR Rate Loan on a day other than the last day of the Interest Period for such Revolving Loan. For purposes of this Section and Section 3.10, it shall be assumed that the Banks had funded or would have funded one hundred percent (100%) of each LIBOR Rate Loan in the London interbank market for a corresponding amount and term. The determination of such amount by the affected Bank shall be presumed correct in the absence of manifest error. Any Person making a claim for indemnification hereunder must provide reasonably detailed information describing such claim to the Borrower prior to requiring Borrower to pay any such claim. This covenant shall survive termination of the Agreement and payment of the outstanding Revolving Notes.

         SECTION 3.8 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Revolving Loan in any particular place or manner.

         SECTION 3.9 INABILITY TO DETERMINE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be conclusive and binding upon Borrower and the Banks) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.3 for any Interest Period with respect to a LIBOR Rate Loan that will result from a requested LIBOR Rate Loan or that such rate of interest does not adequately cover the cost of funding such Revolving Loan, the Agent shall forthwith give notice of such determination to Borrower not later than 1:00 P.M. San Francisco time, on the requested Borrowing date, the requested conversion date or the last day of an Interest Period of a Revolving Loan which was to have been continued as a LIBOR Rate Loan. If such notice is given and has not been withdrawn (a) any requested LIBOR Rate Loan shall be made as a Base Rate Loan, or, at Borrower's option, such Revolving Loan shall not be made, (b) any Revolving Loan that was to have been converted to a LIBOR Rate Loan, shall be continued as, or converted into, a Base Rate Loan and (c) any outstanding LIBOR Rate Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Rate Loans shall be made and Borrower shall not have the right to convert a Revolving Loan to a LIBOR Rate Loan. The Agent will review the circumstances affecting the London interbank market from time to time and the Agent will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

         SECTION 3.10 REQUIREMENTS OF LAW. In the event that any law, regulation or directive or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                 (a) does or shall subject said Bank to any new or additional tax of any kind whatsoever with respect to this Agreement, any Revolving Note or any Revolving Loan made hereunder, or change the basis of taxation of payments to said Bank of principal, commitment fee, non-utilization fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of said Bank);

                 (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement (collectively in this Section 3.10, "Requirements") against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of said Bank which Requirements are not otherwise included in the determination of any LIBOR Rate at the last Borrowing, conversion or continuation date of a Revolving Loan;

                 (c) does or shall impose, modify or hold applicable any of the Requirements against the Commitments; or

                 (d) does or shall impose on said Bank any other new or additional condition;

and the result of any of the foregoing is to increase the cost to said Bank of making, renewing or maintaining its Commitment or the LIBOR Rate Loans or to reduce any amount receivable thereunder by an amount determined by said Bank, in its sole discretion, to be material (which increase or reduction shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, Borrower shall pay to the Agent on behalf of said Bank, within thirty (30) Business Days of its demand, any additional amounts necessary to compensate said Bank for such additional cost or reduced amount receivable as determined by said Bank with respect to this Agreement. If said Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by said Bank to Borrower shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, no additional compensation will be required from Borrower under this Section 3.10 if the reason for said additional compensation was based solely on said Bank's failure to comply with any existing or new law, treaty, rule or regulation or requirement. In addition, said Bank shall promptly notify Borrower of any proposed request for compensation under this Section 3.10 and shall provide Borrower with reasonable support therefor. Any request by said Bank for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby.

         SECTION 3.11 ILLEGALITY. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful, impossible or impracticable for any Bank to make or maintain LIBOR Rate Loans as contemplated by this Agreement, (a) the commitment of said Bank hereunder to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) said Bank's Revolving Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law. Borrower hereby agrees to pay said Bank, within thirty (30) Business Days of its demand, any additional amounts necessary to compensate said Bank for any costs incurred by said Bank in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by said Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder (said Bank's notice of such costs, as certified to Borrower to be conclusive absent manifest error). Notwithstanding the foregoing, no additional compensation will be required from Borrower under this Section 3.11 if the reason for said additional compensation was based solely on said Bank's failure to comply with any existing or new law, treaty, rule or regulation or requirement. In addition said Bank shall promptly notify Borrower of any proposed request for compensation under this Section 3.11 and shall provide
Borrower with reasonable support therefor. Any request by said Bank for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby.

         SECTION 3.12 SUBSTITUTION OF BANKS. Upon the receipt by Borrower from any Bank (an "Affected Bank") of a claim for compensation pursuant to Section
3.6 or 3.10 or a notice pursuant to Section 3.11 Borrower may: (a) request the Agent and/or Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to Borrower to acquire and assume all or part of such

Affected Bank's Revolving Loans and Commitment (a "Replacement Bank"); (b) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Revolving Loans and Commitment, or (c) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). If no such Replacement Bank is obtained within thirty
(30) days following receipt of such claim or notice, Borrower shall have the right to prepay, without penalty except as set forth in Section 3.7(b), the Revolving Loans, in whole or in part, and reduce or terminate the Commitment, of the Affected Bank.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the conditions precedent that:

                 (a) The Agent (which shall promptly distribute such information to each of the Banks) shall have received, for and on behalf of the Banks, on or before the date of this Agreement, the following, each dated such day and in form and substance satisfactory to the Agent:

                     (i) The Revolving Notes issued by Borrower to the order of the respective Banks;

                     (ii) A copy of the Certificate of Incorporation, certified as of a recent date by the Secretary of the State of Delaware;

                     (iii) A copy of the Bylaws of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower;

                     (iv) Copies of resolutions of the Board of Directors or other authorizing documents of Borrower approving the Loan Documents and the Borrowings hereunder;

                     (v) Borrower's certificate that the copy of the incumbency certificate executed by the Secretary or an Assistant Secretary of Borrower or equivalent document, certifying the names and signatures of the officers of Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder heretofore provided to the Agent is in full force and effect and has not been amended and/or supplemented;

                     (vi) Executed copies of all Loan Documents; and

                     (vii) An executed letter agreement with the Prior Agent relating to the termination of its role as agent under the Prior Agreement and with Wells Fargo Bank, National Association, relating to the termination of its role as a Bank under the Prior Agreement and cross indemnities in connection therewith.

                 (b) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Agent and its counsel, and the Agent and such counsel shall have received any and all further information and documents which the Agent or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

                 (c) No Revolving Loans shall be outstanding as of the day immediately prior to the Closing Date.

                 (d) Borrower shall have paid the upfront/arrangement fee to the Agent described in Section 2.1(g).

         SECTION 4.2 CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of any Bank to make a Revolving Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true and the Agent, on behalf of the Banks, shall have received the notice required by
Section 2.1(b), which notice shall be deemed to be a certification by Borrower that:

                     (i) The representations and warranties contained in Section
5.1 are correct on and as of the date of such Borrowing as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that Section 5.1(e) shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have then been delivered),

                     (ii) No event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default, and

                     (iii) All Loan Documents are in full force and effect,

and (b) the Agent shall have received such other approvals or documents as the Agent may reasonably request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES. In order to induce each Bank to make the Revolving Loans, Borrower represents and warrants as follows:

                 (a) Organization. Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation. Borrower is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. All of the Subsidiaries and Consolidated Subsidiaries of Borrower and the percentage of Borrower's ownership interest therein as of the date of this Agreement are identified on Exhibit 3.

                 (b) Authorization. The execution, delivery and performance by Borrower of the Loan Documents, and the making of Borrowings hereunder, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower's certificate of incorporation, bylaws or other organizational documents or (ii) any law or regulation (including Regulations G, T, U and X) or any contractual restriction binding on or affecting Borrower.

                 (c) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to Borrower), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by Borrower of the Loan Documents.

                 (d) Validity. The Loan Documents are the binding obligations of
Borrower, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                 (e) Financial Condition. The balance sheet of Borrower and its Consolidated Subsidiaries as at the fiscal year ended December 29, 1996, and the related statements of income, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries to that date for the fiscal year then ended, copies of which have been furnished to the Agent and to the Banks, fairly present the financial condition of Borrower and its Consolidated Subsidiaries as of such date and the results of the operations of Borrower and its Consolidated Subsidiaries for the respective period ended on such date, all in accordance with GAAP, consistently applied. Since December 29, 1996, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole.

                 (f) Litigation. Except as set forth in the financial statements delivered on or prior to the date hereof, to the best of Borrower's knowledge there is no pending or threatened action or proceeding affecting Borrower or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the consolidated financial condition or operations of Borrower or which could reasonably be expected to have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations (a "Material Adverse Effect").

                 (g)  Employee  Benefit  Plans.  Borrower  and each of its ERISA
Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan that would reasonably be expected to have a Material Adverse Effect.

                 (h) Disclosure. No representation or warranty of Borrower contained in this Agreement or any other document, certificate or written statement furnished to the Agent and the Banks by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. To the best of Borrower's knowledge, there is no fact known to Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

                 (i) Margin Stock. The aggregate value of all margin stock (as defined in Regulation U) directly or indirectly owned by Borrower and its Consolidated Subsidiaries is less than 25% of the aggregate value of Borrower's assets.

                 (j) Environmental Matters. Except as set forth in the financial statements delivered on or prior to the date hereof and except for certain claims associated with Great Western Chemical, neither Borrower nor any Consolidated

Subsidiary, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by Borrower or any Consolidated Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to Borrower or any Consolidated Subsidiary in an amount for all such violations that could reasonably be expected to have a Material Adverse Effect; and the unresolved violations set forth in the financial statements delivered on or prior to the date hereof will not result in liability to Borrower or any Consolidated Subsidiary in an amount for all such unresolved violations that could reasonably be expected to have a Material Adverse Effect. Except as set forth in the financial statements delivered on or prior to the date hereof, no employee or other person has ever made a claim or demand against Borrower or any Consolidated Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof in an amount that could reasonably be expected to have a Material Adverse Effect; and the unsatisfied claims or demands against Borrower or any Consolidated Subsidiary set forth in the financial statements delivered on or prior to the date hereof will not result in uninsured liability to Borrower or any Consolidated Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount that could reasonably be expected to have a Material Adverse Effect for all such unsatisfied claims or demands. Except as set forth in the financial statements delivered on or prior to the date hereof, neither Borrower nor any Consolidated Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water in an amount that could reasonably be expected to have a Material Adverse Effect; and the outstanding charges set forth in the financial statements delivered on or prior to the date hereof will not result in liability to Borrower or any Consolidated Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount that could reasonably be expected to have a Material Adverse Effect for all such outstanding charges.

                 (k) Employee Matters. There is no strike or work stoppage in existence or, to the best of Borrower's knowledge, threatened involving Borrower or its Consolidated Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

                 (l) Status of Dastek, Inc. Dastek (M) and DHC. Neither Dastek, Inc. nor Dastek (M) is an active operating business. To the best knowledge of the Borrower, none of Dastek, Inc., Dastek (M) or DHC have any material outstanding liabilities in favor of any Persons that are not affiliated with the DHC joint-venture.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 AFFIRMATIVE COVENANTS. So long as any Revolving Note shall remain unpaid or the Banks shall have any Commitment hereunder, Borrower will, unless the Majority Banks shall otherwise consent in writing:

                 (a) Financial Information. Furnish to the Agent and each of the
Banks:

                     (i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a copy of Borrower's consolidated balance sheet of itself and its Consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income, stockholders' equity and statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of Ernst & Young or other independent certified public accountants acceptable to the Majority Banks;

                     (ii) as soon as  available,  but in any event  within sixty
(60) days after the end of each of Borrower's fiscal quarters, Borrower's unaudited consolidated balance sheet of itself and its Consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, stockholders' equity and statement of cash flows for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of Borrower as being fairly stated in all material respects subject to year end adjustments; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Majority Banks and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

                     (iii) together with each delivery of financial statements of Borrower and its Consolidated Subsidiaries pursuant to subdivisions (i) and
(ii) above, (A) an officer's certificate stating that the signers have reviewed the terms of the Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower and its Consolidated Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officer's certificate, of any existing condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (B) a compliance certificate, in form and substance satisfactory to Agent, setting forth in such detail as Agent may request the calculation of the ratios and amounts necessary to determine Borrower's compliance with Sections 6.2(b), 6.2(c) and 6.2(i) hereof for the accounting period covered by such financial statements, certified by Borrower's chief executive officer or chief financial officer; and

                     (iv) as soon as available, copies of all reports which Borrower sends to any of its security holders, and copies of all reports and registration statements which Borrower or any Subsidiary files with the S.E.C. or any national securities exchange, including, but not limited to: Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, Proxy Statements, and Registration Statements.

                 (b) Notices and Information. Deliver to the Agent and each of the Banks:

                     (i) promptly upon any officer of Borrower obtaining knowledge (A) of any condition or event which constitutes an Event of Default or existing Potential Event of Default, (B) that any Person has given any notice to Borrower or any Consolidated Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(e), (C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of Borrower or any of its Consolidated Subsidiaries equal to or greater than $4,000,000 or any adverse determination in any litigation involving a potential liability of Borrower or any of its Consolidated Subsidiaries equal to or greater than $4,000,000, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole, an officer's certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

                     (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (A) Termination Event, or (B) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

                     (iii) with reasonable promptness copies of (A) all notices received by Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any material Pension Plan or to have a trustee appointed to administer any Pension Plan; (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each material Pension Plan; and (C) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the material imposition or material amount of withdrawal liability pursuant to
Section 4202 of ERISA;

                     (iv) promptly, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any material action or omission on the part of Borrower or any of its Consolidated Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a material lien upon, against or in connection with Borrower, its Consolidated Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to ss. 9507 of the Internal Revenue Code; and

                     (v) promptly, and in any event within ten (10) days after request, such other information and data with respect to the business affairs and financial condition of Borrower or any of its Consolidated Subsidiaries as from time to time may be reasonably requested by the Agent and a Bank.

                 (c) Corporate Existence, Etc. At all times preserve and keep in full force and effect Borrower's and its Consolidated Subsidiaries' corporate existence and rights and franchises material to Borrower's business and those of each of its Consolidated Subsidiaries; provided, however, that the corporate existence of any such Consolidated Subsidiary may be terminated if such termination is in the best interest of Borrower and is not materially disadvantageous to the holder of any Revolving Note.

                 (d) Payment of Taxes and Claims. Pay, and cause each of its Consolidated Subsidiaries (except Dastek (M) and DHC) to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                 (e) Maintenance of Properties; Insurance. Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Borrower and its Consolidated Subsidiaries (except Dastek (M) and DHC) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Consolidated Subsidiaries (except Dastek (M) and DHC) against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                 (f) Inspection. Permit any authorized representatives designated by the Agent and/or any Bank to visit and inspect any of the properties of Borrower or any of its Consolidated Subsidiaries (except Dastek
(M) and DHC), including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and under Borrower's supervision and as often as may be reasonably requested. Any such additional information together with other nonpublic information received hereunder shall be held in confidence by the Agent and the Banks and may not be used for any purpose other than to monitor the credit worthiness of Borrower and its Consolidated Subsidiaries (except Dastek (M) and DHC) and shall not be disclosed or disseminated to any other Person for any reason, and the Nondisclosure Agreements shall apply thereto.

                 (g) Compliance with Laws, Etc. Exercise, and cause each of its Consolidated Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations and orders, noncompliance with which would have a Material Adverse Effect.

         SECTION 6.2 NEGATIVE COVENANTS. So long as any Revolving Note shall remain unpaid or the Banks shall have any Commitment hereunder, Borrower will not, without the written consent of the Majority Banks:

                 (a) Profitability. Permit, on a consolidated after-tax basis, a net loss in two consecutive fiscal quarter periods after the Closing Date.

                 (b) Leverage Ratio. Permit Borrower's ratio of Consolidated Funded Debt to Consolidated Capital, on a quarterly consolidated basis, to exceed .5 to 1.0.

                 (c) Consolidated Tangible Net Worth. Permit Borrower's Consolidated Tangible Net Worth, on a quarterly consolidated basis, to be less than $600,000,000, plus (i) seventy-five percent (75%) of Borrower's future fiscal year end consolidated net income (without deduction for any losses), adjusted on an annual basis beginning after the end of Borrower's 1997 fiscal year and including such fiscal year plus (ii) one hundred percent (100%) of the net proceeds of equity investments and issues received by Borrower or its
Consolidated   Subsidiaries  adjusted  on  a  consolidated  quarterly  basis  in accordance with GAAP, without duplication. For purposes hereof, the minimum Consolidated Tangible Net Worth requirement shall not be increased by equity issued through the exercise of employee stock options and/or employee stock purchase plans.

                 (d) Liens, Etc. Create or suffer to exist, or permit any of its Consolidated Subsidiaries (except Dastek (M) and DHC) to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries (except Dastek (M) and DHC) to assign, any right to receive income, in each case to secure any Debt of any Person other than (i) Liens in favor of the Banks,
(ii) Liens reflected on the financial statements referred to in Section 5.1(e) and other Liens existing on the date hereof heretofore disclosed to the Agent and the Banks; and (iii) Permitted Liens.

                 (e) Dividends, Etc. Declare or pay any dividends, purchase or otherwise acquire for value its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Consolidated Subsidiaries (except Dastek (M) and DHC) to purchase or otherwise acquire for value any stock of Borrower, except that (i) Borrower may declare and deliver dividends and distributions payable in its capital stock, and (ii) in any fiscal year (A) Borrower may declare and pay cash dividends to its stockholders in an aggregate amount up to five percent (5%) of net income after taxes of Borrower and its Consolidated Subsidiaries (except Dastek (M) and
DHC) for the immediately preceding fiscal year and (B) Borrower and each of its Consolidated Subsidiaries may purchase or otherwise acquire shares of its own outstanding capital stock for cash in an aggregate amount up to twenty-five percent (25%) of net income after taxes of Borrower and its Consolidated Subsidiaries (except Dastek (M) and DHC) for the immediately preceding fiscal year; provided, further, that cash dividends paid together with stock repurchases for cash shall not exceed an aggregate amount greater than twenty-five percent (25%) of net income after taxes of Borrower and its Consolidated Subsidiaries (except Dastek (M) and DHC) for the immediately preceding fiscal year.

                 (f) Consolidation, Merger or Acquisition. Regarding Borrower and its Consolidated Subsidiaries (except Dastek (M) and DHC), liquidate or dissolve or enter into any consolidation, merger, acquisition, material partnership, material joint venture, syndication or other combination without the Majority Banks' prior written consent, which consent will not be unreasonably withheld, except that Borrower may consolidate with, merge into or acquire any other corporation or entity and that any corporation or entity may consolidate with or merge into Borrower, provided that Borrower shall be the surviving entity of such merger or consolidation, and provided further, that immediately after the consummation of such consolidation or merger there shall exist no condition or event which constitutes an Event of Default or a Potential Event of Default. In addition Borrower may purchase any, all or substantially all of the assets of any other Person in connection with acquisitions reasonably related to Borrower's existing lines of business, provided that immediately after the effectiveness of any such acquisition, there shall have occurred and be continuing no Event of Default or Potential Event of Default.

                 (g) Loans, Investments, Secondary Liabilities. Make or permit to remain outstanding, or permit any Consolidated Subsidiary (except Dastek (M) and DHC) to make or permit to remain outstanding, any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, except that Borrower and its Consolidated Subsidiaries may:

                     (i) own, purchase or acquire certificates of deposit, time deposits and bankers' acceptances issued by the Banks, commercial paper rated Moody's P-2 or better and/or Standard & Poor's A-2 or better, obligations or instruments issued by or guaranteed by an entity designated as Standard & Poor's A-2 or better, or Moody's P-2 or better or the equivalent by a nationally recognized credit agency, municipal bonds and other governmental and corporate debt obligations rated Standard & Poor's A or better and/or Moody's A-2 or better, direct obligations of the United States of America or its agencies, and obligations guaranteed or insured by the United States of America, and any funds investing in any of the foregoing;

                     (ii) acquire and own stock, obligations or securities received in connection with debts created in the ordinary course of business owing to Borrower or a Subsidiary;

                     (iii) continue to own the existing capital stock of Borrower's Subsidiaries;

                     (iv)  endorse   negotiable   instruments   for  deposit  or
collection or similar transactions in the ordinary course of business;

                     (v) make loans, advances to or investments in a Subsidiary or joint venture in connection with the normal operations of the business of such Subsidiary or joint venture and allow Borrower's Subsidiaries or any joint venture to which it is a party to make or permit to remain outstanding advances from Borrower's Subsidiaries or such joint venture to Borrower;

                     (vi) make or permit to remain outstanding loans or advances to Borrower's Subsidiaries or any joint venture to which it is a party or enter into or permit to remain outstanding guarantees in connection with the obligations of Borrower's Subsidiaries or such joint ventures;

                     (vii) make or permit to remain outstanding (A) loans and/or advances to Borrower's officers, stockholders and/or employees, which, in the aggregate, would not exceed $3,000,000 during the term of this Agreement, (B) loans to Borrower's vendors, in the ordinary course of Borrower's business, which, in the aggregate, do not exceed $5,000,000, (C) progress payments to Borrower's vendors made in the ordinary course of Borrower's business, and (D)
(i) loans and/or advances for the purpose of purchasing Borrower's shares of stock pursuant to its employee stock purchase or option plans, (ii) advances for salary, travel and other expenses, advances against commission and other similar advances made to officers or employees in the ordinary course of Borrower's business, and (iii) loans and/or advances to or for the benefit of officers, directors or employees in connection with litigation and other proceedings involving such persons by virtue of their status as officers, directors or employees, respectively;

                     (viii)   make   investments   under   Borrower's   deferred
compensation plans for the benefit of the employees of Borrower and its Subsidiaries; and

                     (ix) Komag Bermuda Ltd. and Komag Overseas Ltd. may reallocate between each other their common stock ownership interests in Komag USA (Malaysia) Sdn. and Asahi Komag Co., Ltd. may make an initial public offering of its common stock.

                 (h) Asset Sales. Convey, sell, lease, transfer or otherwise dispose of or write down or off on its books (individually, a "Transfer"), or permit any Consolidated Subsidiary (except Dastek (M) or DHC) to Transfer, in one transaction or a series of transactions, all or any part of its or its Consolidated Subsidiary's (except Dastek (M) or DHC) business, property or fixed assets outside the ordinary course of business, whether now owned or hereafter acquired, except that (i) Borrower and its Consolidated Subsidiaries (except Dastek (M) or DHC) may make Transfers of business, property or fixed assets in transactions outside the ordinary course of business for consideration which in the aggregate does not exceed 15% of Consolidated Tangible Net Worth in any fiscal year of Borrower without the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld and (ii) Borrower may Transfer Dastek (M) or DHC.

                     (i) Debt Service Coverage Ratio. Permit earnings before interest expense plus taxes plus depreciation plus amortization ("EBITDA") divided by interest expense plus scheduled principal payments, if any (in each case measured for the Borrower and its Consolidated Subsidiaries), to be less than 2.0 to 1.0 at the end of any fiscal quarter during the term of the Agreement. This ratio will be calculated on a rolling prior four quarter basis for Borrower and its Consolidated Subsidiaries. "Earnings before interest expense" shall be calculated in this ratio to (i) exclude the undistributed income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary is not at the time permitted by the terms of its charter or applicable law binding on such Subsidiary; and (ii) exclude minority interests in the net income (or loss) of Consolidated Subsidiaries.

                     (j) Transfer of Assets to Dastek, Inc. Dastek (M) or DHC. Transfer any assets or property of the Borrower or its Consolidated Subsidiaries to Dastek, Inc., Dastek (M) or DHC in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate without the prior written consent of the Majority Banks.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) Borrower shall fail to pay any installment of the principal of any Revolving Note outstanding hereunder when due or any installment of interest on any Revolving Note or other amount payable hereunder within ten (10) Business Days of the date when due; or

                 (b) Any representation or warranty made by Borrower herein or by Borrower (or any of its officers) in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

                 (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any and all documents executed in conjunction with this Agreement, which failure continues uncured for more than thirty (30) consecutive days. Notwithstanding the foregoing, any failure of Borrower to perform or observe Sections 6.1(c) and (f) and/or 6.2(a),
(b), (c), (d), (e), (f), (h), (i) and (j) shall constitute an Event of Default without regard to any lapse of time or cure period; or

                 (d) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement other than those referred to in Subsections 7.1(a), (b) and (c) above on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after Borrower knows of such failure; or

                 (e) Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in excess of $1,000,000 in aggregate principal amount, or fail to observe or perform any material term, covenant or agreement contained in any agreement for such indebtedness by which it is bound, in each case for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

                 (f) (i) Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii) and (iii) above; or (v) Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) One judgment or decree shall be entered against Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) involving a liability (not paid or at least seventy-five percent (75%) covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $5,000,000 or one or more judgments or decrees shall be entered against Borrower or any of its Consolidated Subsidiaries (except Dastek (M) or DHC) involving in the aggregate a liability (not paid or at least seventy-five percent (75%) covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $10,000,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                 (h) (i) Borrower or any of its ERISA Affiliates fails to make full payment when due of all material amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

                     (ii) any material accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

                     (iii) the excess of the actuarial present value of all benefit liabilities under all material Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than five percent (5%) of Consolidated Tangible Net Worth;

                     (iv) Borrower or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                     (v) (A) Any material Pension Plan maintained by Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any material Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any material Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from any material Pension Plan, if as of the date of the event listed in subclauses (A)-(C) above or any subsequent date, either Borrower or its ERISA Affiliates has any material liability (such liability to include, without limitation, any material liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses
(A)-(C) above;

                     (vi) As used in this subsection 7.1(h) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

                 (i) There shall be instituted against Borrower, or any of its Consolidated Subsidiaries (except Dastek (M) or DHC), any proceeding for which forfeiture (not paid or seventy-five percent (75%) covered by insurance or the third party indemnity of a solvent indemnitor) of any property equal to or greater than $5,000,000 is a potential penalty and such proceeding shall not have been vacated or discharged within thirty (30) days of its institution;

THEN (i) upon the occurrence of any Event of Default described in clause (f) above, the Aggregate Commitment shall immediately terminate and all Revolving Loans hereunder with accrued interest thereon, and all other amounts owing under this Agreement, the Revolving Notes, and the other Loan Documents shall automatically become due and payable, and (ii) upon the occurrence and continuance of any other Event of Default, the Agent, at the instruction of the Majority Banks, shall, by notice to Borrower, declare the Aggregate Commitment to be terminated forthwith, whereupon the Aggregate Commitment shall immediately terminate; and by notice to Borrower, declare the Revolving Loans hereunder, with accrued interest thereon, and all other amounts owing under this Agreement, the Revolving Notes, and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding any other provision of this Agreement, including Section 8.2, notices to Borrower pursuant to this Section may be communicated orally (including by telephone with a written notice to Borrower to be subsequently provided by the Agent) or in writing (including telex or facsimile transmission).

                                  ARTICLE VIII

                                    THE AGENT

         SECTION 8.1 THE AGENT. BankBoston is hereby appointed as the Agent by each of the Banks to perform such duties on behalf of the other Banks and itself, and to have such powers, as are set forth herein and as are reasonably incidental thereto. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust hereunder with or for Borrower. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement, the Revolving Loans or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

         SECTION 8.2 DELEGATION OF DUTIES, ETC. The Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant or

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

other professional selected by it. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTI0N 8.3 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed promptly by Borrower, pro rata according to their respective Commitment Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Revolving Notes or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, legal advice in respect of rights or responsibilities under, or amendment, modification or waiver of any provision of, this Agreement or the Revolving Notes, to the extent that the Agent is not promptly reimbursed for such expenses by Borrower.

         SECTION 8.4 EXCULPATORY PROVISIONS.

                 (a) Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken or suffered in good faith by it or them hereunder or in connection herewith, except that the Agent shall be liable for its own gross negligence or willful misconduct. The Agent shall not be liable in any manner for the effectiveness, enforceability, collectibility, genuineness, perfection, validity, sufficiency or the due execution of this Agreement or the Revolving Notes or for the due authorization, authenticity or accuracy of the representations and warranties herein or in any other certificate, report, notice, consent, opinion, statement or other document furnished or to be furnished hereunder, and shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Agent shall be under no duty or responsibility to the Banks to ascertain or to inquire into the performance or observance by Borrower of any of the provisions hereof or of any document executed and delivered in connection herewith. Each Bank acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of Borrower and each Bank acknowledges that it had the opportunity to make, has made and will continue to make its own independent investigation of the credit worthiness and the business and operations of Borrower and that, in entering into this Agreement, and in making its Revolving Loans, it has not relied and will not rely upon any information or representations furnished or given by the Agent or any other Bank.

                 (b) Each Bank expressly acknowledges that the Agent has not made any representations or warranties to it and that no act taken by the Agent shall be deemed to constitute any representation or warranty by the Agent to the Banks.

                 (c) If the Agent shall request instruction from the Banks with respect to any act or action (including the failure to take an action) in connection with the Revolving Loans under this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from all of the Banks or the Majority Banks, as the case may be and as required herein. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys, accountants, experts and other professional advisors selected by it; and (ii) no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement with respect to the Revolving Loans in accordance with the instructions of all of the Banks or the Majority Banks, as the case may be.

         SECTION 8.5 KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by any Bank that such Bank considers that an Event of Default has occurred and is continuing and specifying the nature thereof. In the event that the Agent shall have acquired actual knowledge of any Event of Default, it shall promptly give notice thereof to the Banks.

         SECTION 8.6 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to this Agreement, and all Revolving Loans made by it and any renewals, extensions or deferrals of the payment thereof and any Revolving Note issued to or held by it, the Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise requires, include the Agent in its individual capacity. The Agent and each of its Bank Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Subsidiary or Consolidated Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         SECTION 8.7 PAYEE OF REVOLVING NOTE TREATED AS OWNER. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement shall have been lodged with the Agent as provided in Section 9.6. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any such Revolving Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

         SECTION 8.8 RESIGNATION OR REMOVAL OF THE AGENT. If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Banks and Borrower a written notification of its resignation as the Agent under this Agreement, such resignation (subject to the further provisions of this Section 8.8) to be effective on the thirtieth day after the date of such notice. The Majority Banks may at any time remove the Agent, effective on the date specified by them, by written notice to the Agent and Borrower. Upon any such resignation or removal, the Majority Banks, subject to the prior written consent of Borrower (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent, which successor Agent, provided that no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to Borrower. If no successor Agent shall have been so appointed by the Majority Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which successor Agent shall be either a Bank or if none of the Banks is willing to serve as successor Agent, a bank having combined capital and surplus of at least $100,000,000. Any such appointment of a successor Agent shall be subject to the prior written approval of Borrower (which approval shall not be unreasonably withheld). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Borrower and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Revolving Notes. Notwithstanding the foregoing provisions of this Section 8.8, if at any time there shall not be a duly appointed and acting Agent, Borrower agrees to make each payment due hereunder and under the Revolving Notes directly to the Banks entitled thereto during such time.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1  AMENDMENTS, ETC.

                 (a) No amendment or waiver of any provision of the Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, without the written consent of all of the Banks, no amendment, waiver or consent shall do any of the following:

                 (i) increase the amount, or extend the Maturity Date, of the Commitments of the Banks or subject the Banks to any additional obligations;

                 (ii) reduce the principal of, or interest on, the Revolving Loans or any fee or other amount payable to the Banks hereunder;

                 (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Loans or any fee or other amount payable to the Banks hereunder;

                 (iv) change the definition of "Majority Banks or any definition or provision of this Agreement requiring the approval of Majority Banks or some other specified amount of Banks;

                 (v) amend the provisions of Section 2.2 (d); or

                 (vi) amend the provisions of this Section 9.1; and

provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights, obligations or duties of the Agent under this Agreement or any other Loan Document.

                 (b) Nonaccepting Entities.

                 (i) If Borrower requests a modification of the type specified in clauses (i) through (iv) of subsection (a) above (a "Modification Request") and any Bank (other than BankBoston), assignee of a Bank or a participant refuses to agree to such modification (a "Nonaccepting Entity"), Agent shall use good faith efforts to secure a substitute lender acceptable to Borrower and Agent and willing to accept such modification and the other provisions of this Agreement as a replacement for the Nonaccepting Entity (an "Accepting Entity").

                 (ii) If Agent shall be unable to secure an Accepting Entity within fifty (50) days from Agent's receipt from Borrower of the related Modification Request in writing, then Borrower may, at its option and subject to the remainder of this Section 9.1(b), prepay the Prepayment Amount (defined below) (A) without obtaining the consent of any Person if the principal amount of such Revolving Loan or participation interest is less than thirty-five percent (35%) of the Commitment and (B) with the consent of the Majority Banks (provided that for purposes of determining such Majority Banks such Revolving Loan or participation interest of such Nonaccepting Entity shall not be included) if the principal amount of such Revolving Loan or participation interest is greater than thirty-five percent (35%) of the Commitment.

                 (iii) The prepayment described above shall only be available and effective so long as (A) Borrower (1) provides Agent and Banks two (2)
Business Days written notice prior to any prepayment and (2) tenders the Prepayment Amount (defined below) in immediately available funds, (B) no Event of Default or Potential Event of Default would result from giving effect to such prepayment, and (C) the amount of the Commitment, Aggregate Commitment and respective Commitment Percentages shall be permanently reduced and adjusted by the amount of the Revolving Loan or participation interest of such Nonaccepting Entity. The prepayment option set forth in this Section 9.1(b) shall not apply to BankBoston but shall apply to its assignees and participants.

                 For purposes of this Section 9.1(b), "Prepayment Amount" shall mean the sum of (w) the outstanding principal amount of any such Nonaccepting Entity's Revolving Loan or participation interest, (x) accrued and unpaid interest thereon to the date of such prepayment, (y) the amount to which such Nonaccepting Entity is entitled pursuant to Section 3.7(b) by reason of such prepayment, and (z) all other amounts then due and owing hereunder by Borrower to such Nonaccepting Entity for which the Borrower has received reasonably detailed bills.

         SECTION 9.2 NOTICES, ETC. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to Borrower, at Borrower's address set forth on the signature page hereof; and if to the Agent and/or the Banks, at their respective addresses set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, delivered to the telegraph company, sent by telex or sent by facsimile, respectively, except that notices and communications to the Agent and the

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

Banks pursuant to Article II, VI or VII shall not be effective until received by the Agent and the Banks.

         SECTION 9.3 RIGHT OF SETOFF. Upon and after the occurrence of any Event of Default, the Banks are hereby authorized by Borrower, at any time, after having first obtained the written consent of the Agent, and from time to time, without prior notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Banks to Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Banks in their sole discretion may elect. The Banks agree promptly to notify Borrower after any such setoff and application made by the Banks. Upon and during the continuance of any Event of Default and after having first obtained the written consent of the Agent, the Banks are authorized to debit any account maintained with them by Borrower for any amount of principal, interest or fees which are then due and owing to the Banks by Borrower.

         SECTION 9.4 NO WAIVER; REMEDIES. No failure on the part of the Agent, on behalf of the Banks, or the Banks to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.5 COSTS AND EXPENSES. Borrower agrees to pay on demand all costs and expenses (i) of the Agent (including reasonable and documented attorney's fees and reasonable and documented costs of in-house counsel and staff) in connection with the preparation (which in no event will exceed $7,500 for the Agent counsel's preparation and negotiation of this Agreement), amendment or modification of the Loan Documents, and (ii) of the Agent and the Banks in connection with the enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents (provided, that, with respect to attorneys' fees, all such fees shall be reasonably documented). With the concurrence of the Majority Banks, when an outside counsel is required, one outside counsel will be retained to represent all of the Banks in conjunction with any matters related to this Agreement. Notwithstanding the preceding sentence, if the Majority Banks cannot agree on which outside counsel should be retained, the Agent, on behalf of all of the Banks, shall make the selection and all Banks shall be bound thereby.

         SECTION 9.6  ASSIGNMENTS; PARTICIPATIONS.

                  (a) Any Bank may assign, with the consent of the Agent and the Borrower (provided that the consent of Borrower shall not be required (i) if such assignment is to a Bank Affiliate of such assigning Bank or (ii) (A) after the occurrence and (B) during the continuance of an Event of Default), from time to time, all or any portion of its Commitment and its Revolving Notes (1) to a Bank Affiliate of that Bank or to any regulatory agency, or (2) to any other financial institution acceptable to the Agent and Borrower, provided that (x) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment Agreement with respect to such assignment) shall in no event be less than $10,000,000 and larger integral multiples of $1,000,000; and (y) the parties to each such assignment shall execute and deliver to the Agent and Borrower an assignment executed by the assigning Bank and the assignee in which the assignee agrees to be bound as a Bank hereby, in form and substance satisfactory to the Agent (an "Assignment Agreement). Notwithstanding the foregoing, no Bank may assign any portion of its Commitment to another financial institution unless it retains at least $10,000,000 thereof or another amount as agreed upon by Borrower and the assigning Bank provided that such $10,000,000 retention requirement shall not apply (aa) (i) after the occurrence and (ii) during the continuance of an Event of Default, (bb) if such requirement conflicts with applicable law or the instruction of government or regulatory agencies, or (cc) if such assignment is to Bank Affiliate of such assigning Bank provided that such Bank Affiliate shall be required to retain such $10,000,000 unless it assigns its interest to another Bank Affiliate or meets the requirements of (aa) or (bb) herein. Upon such execution and delivery, from and after the effective date specified in such Assignment Agreement (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Bank hereunder and (Y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, except with respect to those obligations set forth in the Nondisclosure Agreement which the assignor had previously executed, and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitments of such assignor and assignee (and Schedule 1 shall be deemed amended and revised to reflect such modification), and, if any such assignment occurs while any Revolving Loan is outstanding, new Revolving Notes shall, if requested by the assignor Bank or such assignee, upon the surrender of the assigning Bank's Revolving Notes, be issued to such assignee and to the assigning Bank as necessary to reflect the new Commitments of the assigning Bank and of its assignee. Any assigning Bank shall pay the Agent a $2,500 fee in connection with the effectiveness of any assignment it makes.

                 (b) Each Bank may sell, negotiate or grant participations to Bank Affiliates in all or part of the obligations of Borrower outstanding under the Loan Documents, without notice to or the approval of the Agent; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws. No Bank shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 9.1. No participant shall constitute a "Bank" under any Loan Document, and Borrower shall continue to deal solely and directly with the Agent and the Banks.

                 (c) Each Bank may disclose to any proposed approved assignee or participant which is a financial institution any information relating to Borrower or any of its Consolidated Subsidiaries; provided, that prior to such disclosure such proposed assignee or participant shall have executed a Nondisclosure Agreement.

         SECTION 9.7 EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW. This Agreement is being executed on the date hereof by Borrower, the Banks and BankBoston (in its capacity as the Agent and Bank) and is binding on and effective against each such party as of the date hereof. This Agreement shall become effective when it shall have been executed by Borrower, the Agent and the Banks and thereafter shall be binding upon and inure to the benefit of Borrower, the Agent and the Banks and their respective permitted successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Banks. THIS AGREEMENT AND THE REVOLVING NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

         SECTION 9.8 CONSENT TO JURISDICTION; VENUE; THE AGENT FOR SERVICE OF PROCESS. All judicial proceedings brought against Borrower with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of San Francisco in the State of California, and by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Borrower designates and appoints Borrower's Chief Financial Officer, from time to time, Komag Incorporated, 1704 Automation Parkway, San Jose, California, 95131-1873, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent, on behalf of the Banks or the Banks, to bring proceedings against Borrower in courts of any jurisdiction.

         SECTION 9.9 ENTIRE AGREEMENT. This Agreement with Exhibits, the other Loan Documents and the fee letter referred to in Section 2.1(g) embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 9.10 SEPARABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 9.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 9.12 SURVIVAL OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreement of Borrower set forth in Section 3.7(a) and the agreements of the Banks set forth in Sections 8.2, 8.3, and 8.4 (as well as any obligations under any Nondisclosure Agreements) shall survive the payment of the Revolving Loans and the Revolving Notes and the termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, the agreement of Borrower set forth in Sections 3.6, 3.7(b) and 3.10 of the Agreement shall survive for one hundred and eighty (180) days from the date of the later of (i) the payment of Revolving Loans and the Revolving Notes and (ii) the termination of the Commitments.

         SECTION 9.13 EFFECT OF AMENDMENT AND RESTATEMENT. This Agreement is intended to and does completely amend and restate, without novation, the Prior Agreement. Any new Revolving Loans made on or after the date of this Agreement shall be made under the conditions set forth in, and shall be governed by, the terms of this Agreement.

         SECTION 9.14 CERTAIN CLOSING DATE TRANSITIONAL MATTERS.

                 (a) On the Closing Date, each Bank hereby sells and assigns, without recourse, an amount of Revolving Loans equal to the product of (i) the excess (if any) of its Original Percentage over its Closing Date Percentage times (ii) the aggregate principal amount of Revolving Loans outstanding on such date and each Bank hereby purchases an amount of Revolving Loans equal to the product of (i) the excess (if any) of its Closing Date Percentage over its Original Percentage times (ii) the aggregate principal amount of Revolving Loans outstanding on such date. Each Bank selling Revolving Loans hereunder shall be deemed to have sold (and each Bank purchasing Revolving Loans shall be deemed to have purchased) a pro rata portion (based on the aggregate principal amount of Revolving Loans then outstanding) of each of such selling Bank's Revolving Loans. Payments by each Bank purchasing Revolving Loans hereunder shall be made to the Agent not later than 12:00 noon, (San Francisco time) in immediately available funds, without setoff, deduction or counterclaim, for the pro rata account (based upon the outstanding principal amount of Revolving Loans being sold) of each selling Bank in an amount equal to the aggregate principal amount of outstanding Revolving Loans purchased by such Bank.

                 (b) On and after the Closing Date, each Bank shall be entitled to receive a facility fee under Section 2.1(c) of the Agreement and interest and fees on Revolving Loans and on any other amount due under any Loan Document, in each case, (i) accrued and unpaid before the Closing Date in accordance with its Original Percentage and (ii) accrued on and after the Closing Date in accordance with its Closing Date Percentage.

                 (c) On and after the Closing Date, to the extent that any commitment and the other rights and obligations of any Bank existing at the time immediately preceding the Closing Date have been assigned or delegated, as applicable, to any Bank hereunder, such assignee Bank hereby assumes such commitment and other obligations and shall have the rights and obligations of a Bank hereunder and under the other Loan Documents and, to the extent that any commitment and other obligations of any Bank existing at the time immediately preceding the Closing Date have been delegated by any Bank pursuant to this Agreement, such assignor Bank shall be released from such commitment and its obligations thereunder and under the other Loan Documents.

         For purposes of this Section, (i) "Original Percentage" means, relative to any Bank, the percentage set forth with respect to such Bank on the schedule attached hereto as Schedule 4 and (ii) "Closing Date Percentage" means, relative to any Bank, the percentage set forth with respect to such Bank on the schedule attached hereto as Schedule 4.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KOMAG, INCORPORATED


By: /s/ Stephen Johnson
Title:____________________________

Address:
1704 Automation Parkway
San Jose, California 95131-1873
Facsimile: (408) 944-9255
Attention:  David H. Allen


BANKBOSTON, N.A.,
as the Agent and as a Bank


By: /s/ Kevin F. Malone
Title: Division Executive

Address:
435 Tasso Street, Suite 250
Palo Alto, California  94301
Facsimile: (415) 853-1425
Attention:  Teresa J. Heller

COMERICA BANK - CALIFORNIA,
as a Bank

By: /s/ Lori Edwards
Title: First Vice President

Address:
155 Grand Avenue, Suite 402
Mail Code: 4844
Oakland, California  94612
Facsimile: (510) 645-2220
Attention:  Lori S.  Edwards

STANDARD CHARTERED BANK,
as a Bank

By: /s/ M J Machado-Schammel
Title: VP

By: /s/ ?????????????
Title: AVP

Address:
707 Wilshire Blvd. W9
Los Angeles, CA  90017
Facsimile: (213) 614-5158
Attention:  Mary Machado-Schammel


BANQUE NATIONALE DE PARIS,
as a Bank

By: /s/ Rafael C. Lumanlan
Title: Vice President

By: /s/ Charles H. Day
Title: Assistant Vice President

Address:
180 Montgomery Street, 3rd Floor
San Francisco, CA  94104
Facsimile: (415) 296-8954
Attention: Raphael Lumanlan


FLEET NATIONAL BANK,
as a Bank

By: /s/ Michael Barclay
Title: Assistant Vice President

Address:
75 State Street, 4th Floor
Boston, MA  02109
Facsimile: (617) 346-1633
Attention:  Michael Barclay

BANK OF MONTREAL, as a Bank

By: /s/ ???????????????
Title: Director

Address:
601 S. Figueroa Street, Suite 4900
Los Angeles, CA  90017
Facsimile: (213) 239-0680
Attention:  Craig Ingram


THE BANK OF NOVA SCOTIA,
as a Bank


By: /s/ Chris Johnson
Title: Sr. Relationship Mgr.

Address:
580 California Street, 21st Floor
San Francisco, CA  94104
Facsimile: (415) 397-0791
Attention:  Chris Johnson


UNION BANK OF CALIFORNIA, N.A.,
as a Bank

By: /s/ Patrick Clemens
Title: Assistant Vice President

Address:
400 California Street, 17th Floor
San Francisco, California  94104
Facsimile:  (415) 765-2634
Attention:  Patrick Clemens

ABN AMRO BANK, N.V.,
SAN FRANCISCO BRANCH,
as a former Bank, as to Section 9.14


By: /s/ Robert N. Hartinger
Title: Senior Vice President

By: /s/ Bruce W. Swords
Title: Vice President

Address:
101 California Street
San Francisco, California  94111-5812
Facsimile:  (415) 362-3524
Attention:  Tom R. Wagner


WELLS FARGO BANK,
NATIONAL ASSOCIATION
as former Agent and Bank, as to Section 9.14

By: /s/ Robin S. Apple
Title: Vice President

Address:
121 Park Center Plaza
San Jose, CA 95112
Facsimile:  (408) 295-0639
Attn:  Karen Barone

                                    EXHIBIT A

                      AMENDED AND RESTATED PROMISSORY NOTE


$_________________                                           ____________, 199_


         FORVALUE RECEIVED, KOMAG, INCORPORATED (the "Borrower"), promises to pay to the order of _____________________(the "Bank"), the principal amount of ________________ Dollars ($__________________), or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below), made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, outstanding on the Maturity Date (as defined in the Credit Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Maturity Date as defined in the Credit Agreement referred to below.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of BankBoston, N.A., as "Agent" (as that term is defined in the Credit Agreement referred to below), on behalf of the Bank, at the office of the Agent located at 435 Tasso Street, Suite 250, Palo Alto, California 94301, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement referred to below. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Bank or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Bank and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

         This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of June 20, 1997 (as amended, the "Credit Agreement") among Borrower, the Agent, the Bank and the other banks described therein. The Credit Agreement, among other things, (i) provides for the making of advances (the "Loans") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such

Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         This  Note  amends,   restates  and  supersedes  in  its  entirety  any
promissory notes delivered pursuant to the Prior Agreement (as defined in the Credit Agreement) in favor of the Bank.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                        KOMAG, INCORPORATED



                                        By:_________________________
                                        Its:________________________

                                    EXHIBIT B

                            FORM OF BORROWING REQUEST



         The undersigned, KOMAG, INCORPORATED (the "Borrower"), hereby certifies to BANKBOSTON, N.A., as Agent for the Banks under (and as all capitalized terms not otherwise defined herein are defined in) that certain Amended and Restated Credit Agreement dated as of June 20, 1997 among the Borrower, the Agent and the Banks (the "Agreement"), that it desires to borrow a LIBOR/BASE RATE (circle one) Loan in the aggregate amount of $______________ (which amount is a minimum of $1,000,000 and in an aggregate multiple of $100,000 above such amount for a Base Rate Loan and is a minimum of $1,000,000) and in an aggregate multiple of $500,000 above such amount for a LIBOR Rate Loan at the LIBOR Rate which is ________________ for an Interest Period of _____________________ on
______________________________ (the "Borrowing Date").

         1. The Borrower hereby represents and warrants to the Agent on behalf of each Bank the accuracy and completeness of the representations and warranties set forth in Article V of the Agreement on and as of the Borrowing Date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that Section 5.1 (e) shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 of the Agreement.

         2. The Borrower hereby certifies that no Event of Default or Potential Event of Default exists on or as of the Borrowing Date or would exist after giving effect to the borrowings requested herein.

         3. The Borrower hereby certifies that after giving effect to the borrowings requested herein, the aggregate principal amount of any Bank's Revolving Loans will not exceed its Commitment and the aggregate principal amount of all Revolving Loans outstanding will not exceed the Aggregate Commitment.

         The Borrower hereby requests that the Agent telecopy this Borrowing Request to the Banks on or before the close of business of the Agent on the date hereof.



Dated this ____ day of _________________, 19___.


                                        KOMAG, INCORPORATED



                                        By:_________________________
                                        Its:________________________


                                   SCHEDULE 1

                             SCHEDULE OF COMMITMENTS
                                                                                                    Commitment
Name of Bank                             Address                            Commitment              Percentage
-----------------------------------------------------------------------------------------------------------------

The First National            435 Tasso Street
Bank of Boston                Suite 250
                              Palo Alto, CA 94301                          $35,000,000            20.0000000000%

Comerica Bank -               333 West Santa Clara Street
California                    San Jose, CA 95113                           $25,000,000            14.2857142857%

Standard                      707 Wilshire Blvd. W9
Chartered Bank                Los Angeles, CA  90017                       $21,000,000            12.0000000000%

Fleet National Bank           75 State Street, 4th Flr.
                              Boston, MA 02109                             $24,000,000            13.7142857143%

The Bank of                   580 California St., 21st Flr.
Nova Scotia                   San Francisco, CA 94104                      $20,000,000            11.4285714286%

Union Bank                    400 California St., 17th Flr.
of California                 San Francisco, CA 94104                      $20,000,000            11.4285714286%

Bank of Montreal              601 S. Figueroa St., Ste. 490
                              Los Angeles, CA  90017                       $15,000,000             8.5714285714%

Banque Nationale              180 Montgomery Street, 3d Flr.
de Paris                      San Francisco, CA 94104                      $15,000,000             8.5714285714%



                                    TOTAL:                                $175,000,000                      100%

                                   SCHEDULE 2



                      EXISTING LIENS AND SECURITY INTERESTS




         1. Purchase money security interests in equipment; and

         2. UCC filings evidencing leased equipment.

                                   SCHEDULE 3

                   SUBSIDIARIES AND CONSOLIDATED SUBSIDIARIES


                                                             Percentage of the
                                                           Borrower's Ownership
                                                           --------------------

1.       Komag Material Technology, Inc.                            80%

2.       Komag Technology Partners                                  50%

3.       Asahi Komag Co., Ltd.                                       0%*

4.       Komag Bermuda Ltd.                                        100%

5.       Komag Overseas Ltd.                                       100%

6.       Komag USA (Malaysia) Sdn                                    0%**

7.       Dastek Holding Company                                     60%

8.       Dastek (M) SDN BHD                                          0%**

9.       Asahi Komag (Thailand) Co., Ltd.                            0%****

10.      Komag (Barbados) Ltd.                                     100%

* The Borrower owns 50% of Komag Technology Partners, which owns 100% of Asahi Komag Co., Ltd.

** Komag Bermuda Ltd. (97%) and Komag Overseas Ltd. (3%) own 100% of Komag USA (Malaysia) Sdn.

***      Dastek Holding Company owns 100% of Dastek (M) SDN BHD.

****     Asahi Komag Co., Ltd. owns 100% of Asahi Komag (Thailand) Co., Ltd.

                                   SCHEDULE 4

                   BANK ORIGINAL AND CLOSING DATE PERCENTAGES


BANK                       ORIGINAL PERCENTAGE       CLOSING DATE PERCENTAGE

The First National
Bank of Boston                      00.00%                20.000000000%

Comerica Bank -
California                          25.00%                14.2857142857%

Standard
Chartered Bank                      21.43%                12.0000000000%

Fleet National
Bank                                00.00%                13.7142857143%

The Bank of
Nova Scotia                         00.00%                11.4285714286%

Union Bank
of California                       00.00%                11.4285714286%

Bank of Montreal                    00.00%                8.5714285714%

Banque Nationale
de Paris                            00.00%                8.5714285714%

ABN-AMRO Bank, NV                   25.00%                0.00%

First Interstate
Bank of California                  28.57%                0.00%